THE SPIRIT
& THE LETTER
GE

CONTENTS
THE CODE >>
The GE Code of Conduct 01
THE SPIRIT >>
Who Should Follow These Policies 02
What Employees Must Do 03
What Leaders Must Do 04
Be the Voice of Integrity 05
THE LETTER >>
Regulatory Excellence 06
Improper Payments 07
Supplier Relationships 08
International Trade Compliance 09
Anti-Money Laundering 10
Working with Governments 11
Competition Law 12
Fair Employment Practices 13
Environment, Health & Safety 14
Securing GE Operations Globally 15
Intellectual Property 16
Cyber Security & Privacy 17
Controllership 18
Conflicts of Interest 19
Insider Trading & Stock Tipping 20
Key Questions of Integrity 21
GO TO INTEGRITY.GE.COM FOR DETAILED POLICY INFORMATION AND RESOURCES THE SPIRIT & THE LETTER

THE GE CODE OF CONDUCT
01 Be honest, fair and trustworthy in all of your GE activities and relationships.
02 Obey applicable laws and regulations governing our business worldwide.
03 Fulfill your obligation to be the Voice of Integrity and promptly report any concerns you have about compliance with law, GE policy or this Code.
04 Simple compliance is more effective compliance. Effective compliance is a competitive advantage. Work to run the company in as competitive a way as possible — with speed, accountability and compliance.
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WHO FOLLOW SHOULD THESE
POLICIES
The Spirit & The Letter must be followed by anyone who works for or represents GE.
THIS INCLUDES >>
GE directors, officers and employees.
Subsidiaries and controlled affiliates. Entities in which GE owns more than 50 percent of voting rights, or which GE has the right to control, are required to adopt and follow GE compliance policies.
Non-controlled affiliates should be encouraged to adopt and follow GE compliance policies.
GE employees working with third parties such as consultants, agents, sales representatives, distributors and independent contractors must:
Require these parties to agree to comply with relevant aspects of GE’s compliance policies.
Provide these parties with education and information about policy requirements.
Take action, up to and including terminating a contract, after learning that a third party failed to abide by GE’s compliance policies.
About This Guide
This guide provides an introductory summary to these policies — not the full policies themselves.
Go to integrity.ge.com for detailed policy information and resources to help you.
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WHAT MUST DO EMPLOYEES
BE KNOWLEDGEABLE
Gain a basic understanding of The Spirit & The Letter policies.
Learn the details of any Spirit & Letter policy that is relevant to your individual job responsibilities.
Learn about your detailed business and regional policies and procedures and understand how to apply them to your job.
BE AWARE
Stay attuned to developments in your area or industry that might impact GE’s compliance with laws and regulations or reputation in the marketplace.
Understand GE may review, audit, monitor, intercept, access and disclose information processed or stored on GE equipment and technology, or on personally-owned devices permitted GE network access.
BE COMMITTED
Promptly raise any concerns about potential violations of law or GE policy.
Cooperate fully and honestly in GE investigations related to integrity concerns.
THE COST OF NONCOMPLIANCE
Employees and leaders who do not fulfill their integrity responsibilities face disciplinary action up to and including the termination of their employment. The following examples of conduct can result in disciplinary action.
EXAMPLES >>
Violating law or GE policy or requesting that others do the same.
Retaliating against another employee for reporting an integrity concern.
Failing to promptly report a known or suspected violation of GE’s integrity policies.
Failing to fully and honestly cooperate in GE investigations of possible policy violations.
Failing as a leader to diligently ensure compliance with GE’s integrity principles, policies and law.
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MUST WHAT DO LEADERS
GE holds its leaders accountable for creating a culture of compliance in which employees understand their responsibilities and feel comfortable raising concerns without fear of retaliation. Leaders’ responsibilities span prevention, detection and response to compliance issues.
PREVENT >>
Personally set the example for integrity, not just through words, but more importantly, through actions.
Ensure employees understand that business results are never more important than ethical conduct and compliance with GE policies.
Create an open environment in which every employee feels comfortable raising concerns.
Communicate the importance of compliance with sincerity and conviction at every appropriate opportunity.
Commit adequate resources to your business’s compliance program.
Champion an effective GE ombudsperson network.
DETECT >>
Lead compliance processes through compliance review boards.
Conduct periodic compliance reviews with the assistance of business compliance leaders and/or the Corporate Audit Staff.
Implement control measures such as “dashboards” and “scorecards” to detect heightened compliance risks and violations.
RESPOND >>
Document and escalate any employee’s expressed concern through the appropriate channels.
Take prompt corrective action to address identified compliance weaknesses.
Take appropriate disciplinary action.
Integrate employees’ integrity contributions into evaluations and recognition and reward programs.
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BE OF THE INTEGRITY VOICE
Being the Voice of Integrity at GE isn’t always easy, but when we raise integrity concerns, we make our Company stronger and protect our colleagues from harm.
You do not need to be certain that a violation has occurred. At the same time, you have an obligation to promptly raise a concern when you see a situation in which our integrity principles or policies are not being followed.
Confidentiality is respected, and you may even choose to remain anonymous. However, if you identify yourself, we are able to follow up with you and provide feedback. Your identity and information will only be shared on a “need-to-know” basis. Any retaliation — whether direct or indirect — against employees who raise a concern is grounds for discipline up to and including dismissal.
HOW TO RAISE AN INTEGRITY CONCERN >>
GE offers several channels for raising concerns. You can choose to speak to someone about a potential integrity issue or put it in writing. Generally, your supervisor or manager will be in the best position to resolve an integrity concern, but other resources include:
Your human resources leader.
Your compliance leader or auditor.
Company legal counsel.
Next level of management.
Your business or region GE ombudsperson or integrity helpline.
A GE Corporate ombudsperson.
The GE Board of Directors.
HOW WE HANDLE INTEGRITY CONCERNS >>
GE fairly examines every integrity concern, and managers are required to escalate employees’ concerns to a compliance specialist. During the investigation process, GE:
1. Forms an objective investigation team.
2. Determines the facts through interviews and/or the review of documents.
3. Recommends corrective action, if necessary.
4. Provides the person who raised the original concern (if that person is known) with feedback on the outcome.
Raise a concern
GE Corporate Ombudsperson
The GE ombudsperson process allows you to voice your integrity questions and concerns, anonymously if you prefer. P.O. Box 911 Fairfield, CT 06824-0911 U.S.A.
800-227-5003 (U.S.A. only) or (1) 203-373-2603 ombudsperson@corporate.ge.com
GE Board of Directors
You can report concerns about GE’s accounting, internal accounting controls or auditing matters, as well as other concerns, to the Board of Directors or the Audit Committee.
GE Board of Directors
General Electric Company (W2E) 3135 Easton Turnpike Fairfield, CT 06828 U.S.A. 800-417-0575 (U.S.A. only) (1) 203-373-2652 directors@corporate.ge.com
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REGULATORY
EXCELLENCE
RESPONSIBILITIES OF EMPLOYEES
Know and comply with the laws and regulatory requirements that affect your job responsibilities.
Treat regulators professionally, with courtesy, honesty and respect at all times.
Coordinate with business or Corporate experts when working with or responding to requests from regulators.
Be the Voice of Integrity and promptly escalate any potential issues that may lead to a regulatory compliance breach.
RESPONSIBILITIES OF LEADERS
Incorporate regulatory requirements into business strategy and processes.
Assign owners to regulatory risk areas and ask them to partner with appropriate GE government affairs and regulatory experts.
Confirm you and your team have access to subject matter expertise needed to manage regulatory risks.
Develop strong processes to anticipate risks, including new and changing regulations.
Monitor regulatory compliance on an ongoing basis and conduct periodic audits of key processes.
What You Should Know
In every market in which GE operates, GE must comply with an ever-expanding array of laws and regulations that are often being enforced more aggressively than ever before. In some cases, laws made by one country seek to regulate activities that take place outside of that country. This environment demands that every employee and leader be committed to regulatory excellence.
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IMPROPER
PAYMENTS
RULE TO REMEMBER >> Do not permit or engage in bribery or corruption of any kind.
OUR POLICY
GE prohibits bribery in all business dealings, in every country around the world, with both governments and the private sector.
GE prohibits even small facilitation payments to expedite routine administrative actions, except in extraordinary circumstances and with the prior approval of a GE compliance or business general counsel, or where an employee’s safety or security is at stake. Our goal is to eliminate all facilitation payments.
We maintain strong controls aimed at preventing and detecting bribery. This includes a rigorous process for appointing and managing third parties acting on GE’s behalf in business dealings.
We maintain accurate books, records, and accounts that correctly reflect the true nature of all transactions.
YOUR ROLE
Never offer, promise, make, or authorize a payment or the giving of anything of value to anyone in order to obtain an improper business advantage.
Remember that providing gifts, entertainment or anything else of value to government employees is highly regulated and often prohibited. Do not provide such gifts and entertainment unless you have received prior GE counsel approval.
Follow Corporate and business guidelines regarding gifts and entertainment and other business courtesies.
Never contribute Company funds or other GE assets for political purposes without obtaining prior approval from Corporate Government Affairs, a Company officer or GE counsel, as applicable.
Follow your business due diligence procedures and require that any third party representing GE be carefully selected and comply with this policy.
Treat with extreme caution a demand from a third party to receive its commission payment prior to winning a deal/contract.
Be wary of any suggestion to direct GE business through a specific representative or partner due to a “special relationship.”
Be suspicious of any request to make a payment to a person who is not related to the transaction being discussed — or a request that payments be made in another country.
Watch out for commissions that seem too large in relation to the services provided.
What You Should Know
Bribery means giving, offering or promising anything of value to gain an improper business advantage.
Facilitation payments are small customary amounts paid to government employees to expedite routine clerical or administrative actions such as issuing permits.
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SUPPLIER
RELATIONSHIPS
RULE TO REMEMBER >> Work only with suppliers that uphold GE’s values and high integrity standards.
OUR POLICY
GE relationships with suppliers must be based on lawful and fair practices.
GE provides suppliers a fair opportunity to earn a share of GE’s purchasing volume, including small businesses, and businesses owned by the disadvantaged, minorities, women and disabled veterans.
GE only does business with suppliers that comply with all applicable legal requirements and GE guidelines relating to labor, employment and environment, health and safety and that treat workers and others fairly and with respect.
GE, as a business enterprise, promotes respect for human rights within our supply chain.
GE safeguards information, including confidential and proprietary information and personal data, of both GE and suppliers.
YOUR ROLE
Follow the procedures set out in GE’s Supplier Responsibility Guidelines.
Be mindful of GE’s supplier diversity program when choosing suppliers.
Protect GE’s confidential and proprietary information including, where appropriate, with a confidentiality agreement. Also safeguard any confidential information or personal data that a supplier provides to GE.
Avoid potential conflicts of interest when you select a supplier, and never accept improper gifts or other items of value.
Follow government acquisition regulations when purchasing materials and services for use in fulfilling government contracts.
If you observe a suspected human rights violation in GE’s supply chain, elevate the concern to your manager and/or compliance leader.
Always report issues and concerns regarding supplier relationships: be the Voice of Integrity and talk to your manager, legal counsel or compliance specialist if you see unsafe conditions in supplier facilities, supplier employees who appear to be underage or subject to coercion, or an apparent disregard of environmental standards in supplier facilities.
What You Should Know
GE’s reputation for integrity can be significantly affected by those whom we select to act as our suppliers.
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INTERNATIONAL TRADE
COMPLIANCE
RULES TO REMEMBER >> Always know what you’re exporting, its destination, the end user, and the end use. >> Be sure to provide Customs with complete and accurate import documentation.
OUR POLICY
GE will comply with all export control, economic sanctions and customs laws that regulate cross-border transfers of goods and technology.
GE maintains policies regarding State Sponsors of
Terrorism (SSTs) and other sanctioned countries that are often stricter than applicable laws.
YOUR ROLE
CUSTOMS >>
Follow all business procedures relating to the import of goods.
Only use GE-approved Customs agents.
Ensure you fully comply with special program requirements before you claim reduced duty rates.
Report accurate, complete and timely information on import declarations, and provide accurate and complete product descriptions when classifying goods.
Obtain approval from your Customs team before hand-carrying any commercial product across a border.
EXPORT CONTROLS >>
Follow all business procedures relating to the export of goods, software or technology.
Use the export classification of goods, software or technology to determine if they require government authorization for export.
Follow “Know Your Customer/Know Your Supplier” procedures and the Corporate Watchlist Screening Guidelines to ensure we do not do business with people or companies identified on government restricted party lists.
Confirm all necessary licenses or authorizations are in place before any export transaction, and adhere to all export license or license exception requirements.
Do not cooperate with any boycott of Israel or any other boycott or restrictive trade practice not authorized by the U.S. government. Seek legal counsel if a restrictive trade practice or boycott appears to conflict with the laws of another country.
What You Should Know
Export control laws regulate cross-border transfers of goods, software and technology that can be used for military or weapons proliferation purposes. Some countries also control the release of technical data to foreign nationals within their borders.
Customs laws regulate the movement (import and export) of goods across national borders or customs territories, even in the absence of a commercial transaction or import duties. Sanctions (including embargoes and boycotts) can restrict trade in some or most goods and services.
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ANTI-MONEY
LAUNDERING
RULE TO REMEMBER >> Always know your customer and be alert to possible illegal activity.
OUR POLICY
GE is committed to complying with applicable anti-money laundering, corruption and terrorist financing laws and regulations.
GE conducts business only with customers involved in legitimate business activities, with funds derived from legitimate sources.
We adhere to risk-based “Know Your Customer” due diligence processes on prospective customers. GE has controls to detect, investigate and report suspicious activity.
We recognize AML risks introduced by third party and business partner relationships and mitigate those risks by, for example, performing watchlist screening.
YOUR ROLE
Collect and understand documentation about prospective customers, agents and business partners to ensure that they are involved in legitimate business activities and that their funds come from legitimate sources.
Follow your business Know Your Customer procedures and rules on collecting and verifying information from our customers and related parties.
Follow your business rules concerning acceptable forms of payment. Learn the types of payments that have become associated with money laundering (for example, payments on behalf of a customer from an unknown person).
Be alert for and escalate any signs of potential money laundering or other illegal activities.
EXAMPLES >>
Attempts by a customer to provide false information to open an account.
Offers to pay in cash or overpayments followed by requests for refunds.
Orders, purchases or payments that are unusual or inconsistent with a customer’s trade or business.
Unusually complex deal structures.
Unusual fund transfers to or from countries unrelated to the transaction.
Transactions that might have been structured to evade recording or reporting requirements.
What You Should Know
Money laundering is the process of hiding the proceeds of crime or making the source appear legitimate.
The term “Customer” applies to any party contracted to obtain goods, services, credit or who opens an account.
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WORKING WITH GOVERNMENTS
RULE TO REMEMBER >> Never take shortcuts when dealing with government — be transparent, always comply.
OUR POLICY
GE follows the highest ethical standards in conducting business with governments.
GE commits to comply with all contract terms and conditions, laws, and regulations applicable to GE when working with governments.
We must be truthful and accurate when dealing with governments.
We maintain controls and procedures that target our government business activities specifically to ensure compliance in this highly regulated environment.
YOUR ROLE
• Government business is different — do not pursue government business without first engaging your legal counsel.
• Before submitting a proposal to a government, review the requirements with all applicable stakeholders and only accept those terms with which GE can comply.
• Do not accept internal government information about its selection process nor information about a competitor’s proposal unless the government contracting officer has specifically and lawfully authorized its release.
After award, perform all contract obligations strictly in accordance with the terms of the agreement. For example, do not make any substitutions for the goods and services to be delivered, or deviate from requirements, without the written approval of the authorized government official.
Do not offer, promise, make or authorize the giving of anything of value to a government employee that is inconsistent with Corporate and business guidelines.
Never enter into discussions with government employees or people close to them about prospective employment of non-employees while they can influence decisions affecting GE.
In the U.S., certain employees must pre-approve personal political contributions for compliance with state and local “pay to play” laws. These employees are officers, directors, sales employees and their managers of GE businesses that seek U.S. state or local government contracts. If you are unsure whether you must pre-clear personal political contributions, contact your legal counsel or compliance leader.
i Be Aware
Government Employee and Government Official mean an employee, official, or an elected or appointed member of an executive, legislative, or administrative body of a federal, national, state/provincial, or local government from any country. This includes an employee of any public agency/department, state instrumentality, or State-owned or -controlled enterprise. Outside the U.S., employees of public international organizations, candidates for elective office, political party officials, family members of government employees, and members of a royal family may also be considered Government Officials. State-owned or -controlled enterprises may include, for example, hospitals, oil companies, public utilities, railroads, airlines, TV stations, public universities, sovereign wealth funds, central banks, and pension funds.
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COMPETITION LAW
RULE TO REMEMBER >> Do not enter into any agreement with competitors that deprives customers of the benefits of competition.
OUR POLICY
Every GE employee has a responsibility to comply with all applicable competition laws, regulations, decrees and orders.
GE must never collude with other companies on price or terms to be offered to customers; agree with competitors to allocate markets or customers; or manipulate the bidding process.
YOUR ROLE
Do not propose or enter into any agreement or understanding with any competitor about any aspect of competition between GE and a competitor, including agreements on pricing, bidding, deal terms, wages or the allocation of markets or customers.
Do not propose or enter into any agreement with any other party regarding whether or how to bid. Only submit bids if the purpose is to compete for and win a particular piece of business.
Avoid contacts of any kind with competitors that could create the appearance of improper agreements or understandings. Actively disassociate yourself from any situations in which improper agreements or information sharing between competitors are raised, and promptly inform your legal counsel.
Understand and follow your business’s specific guidelines about contacts with competitors, obtaining and handling competitive information, and participating in trade and professional associations.
Avoid agreements or understandings that restrict the price at which a party may resell a product or service.
Do not provide, receive or exchange any of the following types of information with a competitor or its representative, whether in person, electronically or at an industry meeting:
• Prices.
• Bids.
• Customers, suppliers, sales territories or product lines.
• Terms or conditions of sale.
• Production, sales capacity or volume.
• Costs, profits or margins.
• Market share.
• Sales, marketing or development strategies for products or services.
• Distribution methods.
Talk to Your Legal Counsel
Before implementing any of the
following:
Sale of multiple GE products in “bundles.”
Exclusive arrangements.
Technology licenses that restrict the freedom of the licensee or licensor.
Price discounts that depend on loyalty or volume or are offered only to certain customers.
Pricing initiatives.
Distribution or supply arrangements with competitors.
Policies concerning access of customers and third parties to parts, software and other inputs for the servicing of GE equipment.
Any proposed merger, acquisition or joint venture.
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FAIR EMPLOYMENT PRACTICES
RULE TO REMEMBER >> Treat all employees fairly and with respect.
OUR POLICY
GE bases employment decisions on job qualifications and merit which include education, experience, skills, ability, performance, and growth values.
Employment decisions should also be made without considering a person’s race, color, religion, national or ethnic origin, sex (including pregnancy), sexual orientation, gender identity or expression, age, disability, veteran status or other characteristic protected by law.
We respect human rights everywhere we work and do business with others.
GE will comply with all laws pertaining to freedom of association, privacy, collective bargaining, immigration, working time, wages and hours, as well as laws prohibiting forced, compulsory and child labor, trafficking in persons and employment discrimination.
We take affirmative action where required by law to increase opportunities in employment for women, minorities, people with disabilities and certain veterans.
We respect employees’ privacy rights and will use, maintain and transfer personal data in accordance with GE’s Employment Data Protection Standards, related procedures and local law.
YOUR ROLE
You may not refuse to work or cooperate with others because of characteristics covered by this policy such as race, religion, sex, age, or other characteristic protected by law.
Create a work environment free from harassment on the basis of any protected characteristic, and free from bullying.
Never make an unwelcome sexual advance to an employee or other person with whom you work.
Never disclose employment data to a person who does not have a business need, the authority, or, where required, the subject’s consent.
Consult with your manager and a GE legal or compliance specialist if you encounter a conflict between this policy and local laws, customs or practices.
What You Should Know
GE absolutely prohibits taking adverse action against an employee because he/she has raised a concern about a violation of policy or law.
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ENVIRONMENT, HEALTH & SAFETY
RULE TO REMEMBER >> Follow EHS procedures and be alert to environmental and safety hazards in your workplace.
OUR POLICY
GE strictly complies with all environmental, health, and safety (EHS) laws that apply to our operations.
We develop and follow safe work procedures to ensure workplace safety and prevent injuries.
We install, maintain, and monitor environmental controls to ensure our emissions meet legal limits.
We assess the EHS risks of any new activity, whether designing a new product, selling in a new market, building a new factory, or buying a new business.
Our EHS principles apply to everything we do — from making or servicing products and buying businesses to driving vehicles and disposing of waste.
YOUR ROLE
Understand and comply with all the EHS policies that apply to you, including Corporate policies, business policies, and any specific policies that apply to your site, position, or operation.
Implement GE management tools and processes to find and fix EHS concerns at your site.
Follow Corporate and business policies for managing, shipping, transporting, importing/exporting and disposing of hazardous materials and chemicals.
Question unsafe or improper operations, and insist on a “stop work” if necessary to address them.
Be the voice of integrity
Eliminating or guarding against hazards starts with identifying them. You must alert supervisors or EHS leaders if you are aware of hazards or standards that are being ignored or hidden.
Red flags include:
Failure to obtain or comply with regulatory permits.
Deviations from written work practices– even if these deviations have become “routine.”
Lapses in security or emergency preparedness.
Inadequately maintained tools or equipment.
Missing machine guards or faulty protective equipment.
Unsafe driving.
Failure to use lock-out, tag-out procedures or fall protection.
Improperly shipped wastes or hazardous products.
Unsafe customer sites.
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SECURING GE
OPERATIONS GLOBALLY
RULE TO REMEMBER >> GE has no greater responsibility than to protect its people and operations.
OUR POLICY
We implement rigorous Security and Crisis Management
(SCM) plans designed to ensure the security of our people and operations globally. Our SCM plans include a process for identifying, and protecting against, the risks posed by man-made or natural incidents that affect our people, facilities, information technology assets and systems, or products, services and supply chain.
Communicate, as appropriate, about prevention, emergency response and business continuation with the GE community, government officials, the media and the public.
YOUR ROLE
Maintain situational awareness. Help us protect you, your colleagues, and visitors; know your surroundings.
Adhere to all entry/exit procedures. Wear your badge and ensure others do too. Badges provide a visible display that an individual’s access is authorized and ensure GE facilities are protected from all but AUTHORIZED personnel.
Challenge individuals who do not have a badge and report visitors who are unescorted.
Comply with GE travel policies. Make use of the Travel Advisory System when planning travel.
Make travel arrangements through the GE Travel Center. Obtain pre-clearances to designated countries.
Create and maintain a safe working environment.
Identify and report indicators or incidents of workplace violence to your manager, HR, Security Leader or Ombudsperson.
Conduct rigorous background checks on new hires and contractors as permitted by law.
Observe Global Immigration Rules by ensuring your employees and invited guests comply with global immigration regulations when traveling.
Be an active participant in Crisis Management, Business Continuity, and workplace violence prevention drills and security awareness sessions to ensure you have the knowledge to remain safe at work, home and on the road.
Complete the GE Event Tool if hosting or coordinating a GE event. Help make it a safe event by completing the GE Event Tool at security.ge.com.
Be the voice of integrity
Involve GE Security professionals if you encounter security concerns (for example, thefts, assaults, missing employees or data loss). Report these events, or any other unusual or suspicious activity, to your Security and Crisis Management Leader or at security.ge.com.
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INTELLECTUAL PROPERTY
RULE TO REMEMBER >> Every GE employee has a responsibility to safeguard GE’s intellectual property — it is the key to our competitive advantage.
OUR POLICY
GE aggressively protects its intellectual property (IP) and enforces its rights against others who take or use GE IP without proper authorization.
GE respects valid IP rights and avoids unauthorized use of IP that belongs to other people or organizations.
GE must own the IP created by its employees as part of their employment. We require employees to review and sign GE’s Employee Innovation and Proprietary Information Agreement (EIPIA).
YOUR ROLE
Classify, label, store and share all GE data, information and documents in accordance with GE’s Data Classification Policy, and ensure that access to information and documents is granted only to individuals with a legitimate need.
Only use or distribute GE’s proprietary information for the benefit of GE, and not for personal gain.
Do not take, access, provide access to, or use any of GE’s proprietary information or other IP without authorization after leaving GE.
Consult with your manager, legal or IP counsel if you have any questions or concerns regarding how to identify, handle and protect GE’s IP.
Do not bring, access, keep, share or use a third party’s proprietary information, especially proprietary information from a previous employer, without first consulting with and receiving prior approval from your IP counsel.
Do not provide GE’s proprietary information to a third party without the proper internal approval and the necessary confidentiality agreement with the third party.
Do not use any source code or other software from a third party in any GE product or as a tool without obtaining prior approval. Approval to use open source software can be requested through the open source approval tool found at IP.ge.com.
Direct each unsolicited third party suggestion for new or improved GE products, features or services to the Submitting Ideas & Inventions portal found at www.ge.com.
What You Should Know
IP is among GE’s most valuable assets. Every employee creates, uses, accesses or has access to IP every day.
IP includes patents, trade secrets, trademarks, copyrights and designs and helps protect GE’s inventions, manufacturing processes, brands, business plans, marketing documents and graphics, software, product shapes, proprietary information and many other things.
Proprietary information is information that is undisclosed, for example, not publicly known or generally available, and that is held in confidence.
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CYBER SECURITY & PRIVACY
RULE TO REMEMBER >> Respect privacy rights and protect against cyber risks to GE information, networks and products.
OUR POLICY
GE respects individual privacy rights. GE is committed to collecting, handling and protecting Personal Information responsibly, and in compliance with applicable privacy and information security laws and with GE’s Commitment to the Protection of Personal Information (GE’s Binding Corporate Rules), where applicable.
GE may transfer Personal Information globally, consistent with applicable law.
GE seeks to protect its networks, systems, devices and information in our possession. It is our policy to use information only for legitimate purposes and to maintain appropriate access controls.
GE’s policy is to conduct security testing on our products prior to release and to monitor for cyber security threats and vulnerabilities.
YOUR ROLE
If you have responsibility for software, IT or product development, follow GE guidelines for Secure Software Development at integrity.ge.com. Ensure appropriate vulnerability testing prior to release, monitor for potential threats and vulnerabilities, and let customers know how to report any potential vulnerabilities they find to GE.
Communicate as appropriate with customers about cyber security issues. Follow GE’s vulnerability disclosure guidelines at integrity.ge.com.
Contact the GE Cyberworks Team or your information security leader prior to participating in efforts to develop industry standards around cyber security, or engaging an outside firm or individual to perform vulnerability testing.
Limit access to GE information to authorized individuals who need it for legitimate business purposes.
Prevent unauthorized access, accidental loss, disclosure or destruction of GE information:
• Secure physical copies and storage areas.
• Use strong passwords; don’t share your password with anyone.
• Use only GE-approved systems and tools for storage, transmission and backup of GE information. Do not use personal email, unapproved devices or software to conduct GE business.
• When posting information online, do not disclose Personal Information, trade secrets, proprietary or other commercially sensitive information.
• Know the signs of phishing and recognize efforts to improperly acquire GE information.
Consult with your privacy leader before implementing new or significantly modified processes that use Personal Information, including new software or code.
i Be Aware
Personal Information is any information relating to a directly or indirectly identifiable person (or in some cases, a company); examples include name, address, email, phone, national identifier and credit card number.
Also, Cyber Security & Privacy incidents can happen in a number of ways. Report any risks or incidents at security.ge.com, including:
Possible loss or theft of data, including lost laptops and other computing equipment.
Loss, misuse or improper access to data.
Security issues involving a GE product or system.
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CONTROLLERSHIP
RULE TO REMEMBER >> Be honest, complete and accurate in our accounting, communications and decision-making.
OUR POLICY
GE accounting and reporting will faithfully reflect the economic substance of the Company’s business activities, consistent with generally accepted accounting principles, standards, and regulations for accounting and financial reporting.
We will prepare timely, accurate and complete financial information for use in reports to management, investors, regulators and other stakeholders.
We will ensure that management decisions are based on sound economic analysis based on complete facts with appropriate consideration of short- and long-term risks.
We will comply with all Company policies and applicable laws and regulations relating to the preservation of documents and records.
YOUR ROLE
Maintain effective processes and internal controls that fairly reflect transactions or events, as well as prevent or detect inappropriate transactions.
Protect GE’s physical, financial and intellectual property assets.
Maintain complete, accurate and timely records
and accounts to appropriately reflect all business
transactions.
Create documents that are factual, accurate and complete, and follow Company policies in deciding when to retain and dispose of them.
Avoid transactions that diminish share- owner value even if they enhance near-term financial performance.
Never engage in inappropriate transactions, including those that misrepresent the reporting of other parties such as customers or suppliers.
Seek the advice of your Controllership team if you become aware of a questionable transaction.
Be the voice of integrity
Raise a concern if you become aware of actions, transactions, accounting or reporting that are inconsistent with our controllership values and the protection of GE’s reputation.
Red flags include:
Financial results that seem inconsistent with underlying performance.
Circumventing review and approval procedures.
Incomplete or misleading communications about the substance or reporting of a transaction.
THE SPIRIT & THE LETTER
GO TO INTEGRITY.GE.COM FOR DETAILED POLICY INFORMATION AND RESOURCES

CONFLICTS OF INTEREST
RULE TO REMEMBER >> Always make business decisions based on what is best for GE, never what is best for you personally.
OUR POLICY
You have a duty to ensure that nothing interferes with your ability to make all business decisions in the best interest of GE. This means that nothing you do should interfere, or appear to interfere, with your responsibility for objective and unbiased decision-making on behalf of the Company.
No activity at work or home should harm GE’s reputation or good name.
You have a duty to disclose if your personal or financial activities may interfere or have the potential of interfering with your allegiance toward the Company.
Misusing GE resources or influence is prohibited. Even when nothing wrong is intended, the perception of a conflict of interest may have negative effects.
YOUR ROLE
Obtain prior approval from your manager, HR and Company legal counsel before hiring, promoting or directly supervising a family member or close friend.
Obtain prior approval before accepting officer or director positions with an outside business or not-for-profit organization. This excludes religious or school (non- University) affiliations.
Disclose financial interests you may have in a company where you could personally affect GE’s business with that company.
Do not accept gifts other than those of nominal value from suppliers, customers or competitors.
Do not accept personal discounts or other benefits from suppliers or customers if they are not available to the general public or your GE peers.
While incidental use may be acceptable, do not use GE resources, intellectual property, time or facilities for personal gain. Avoid any activity which creates the potential perception of a conflict between your personal interests and the interests of GE.
What You Should Know
A conflict of interest is not necessarily a violation of GE policy; failing to promptly disclose a conflict is always a violation.
Disclosing potential conflicts of interest allows your management team to mitigate risks which may influence your business decisions. You can access the COI disclosure tool at integrity.ge.com.
THE SPIRIT & THE LETTER
GO TO INTEGRITY.GE.COM FOR DETAILED POLICY INFORMATION AND RESOURCES

INSIDER TRADING & STOCK TIPPING
RULE TO REMEMBER >> GE employees are prohibited from using or disclosing material non-public information about GE or other companies.
OUR POLICY
Do not use or share material non-public information for financial or any other personal benefit.
YOUR ROLE
• Never buy or sell the securities (such as stocks, bonds or derivatives) of GE or any other company, either directly or through family members or other persons or entities, while you are aware of inside information that could make the price of those securities go up or down.
• Do not recommend or suggest that anyone else buy or sell the securities of any company — including GE — while you have material inside information about that company.
• Only share material inside information on a need-to-know basis.
• Avoid trading GE securities around the time of a significant announcement.
Avoid sharing material inside information with anyone outside GE unless it is necessary for GE’s business activities and proper controls are in place (such as a non-disclosure agreement with a supplier).
Do not serve as an independent consultant or expert outside of GE on business matters within the scope of your GE employment.
Refrain from discussing GE business with family and friends.
Follow additional requirements for the buying and selling of securities if required by the nature of your job or business (for example, employees who pre-clear personal trades through the Transaction Control Authority).
What You Should Know
Inside Information is information you may learn in your job about GE or other companies that has not been made public.
Using material inside information for your financial or other personal benefit, or sharing it with others, violates GE’s insider trading policy and may violate the law.
Inside information is material if a reasonable investor would consider it important in deciding to buy, hold or sell securities, or if publication would likely affect a company’s stock price. Examples include:
Financial forecasts.
Earnings/dividend announcements.
Proposed acquisitions or divestitures.
Strategic plans.
Regulatory actions.
Changes in top management.
Stock tipping means sharing inside information about GE or another company — for example, to a relative, colleague, or friend — to enable the person to buy or sell stock or other securities of the company on the basis of such information.
THE SPIRIT & THE LETTER
GO TO INTEGRITY.GE.COM FOR DETAILED POLICY INFORMATION AND RESOURCES

KEY QUESTIONS OF INTEGRITY
The Spirit & The Letter is not a substitute for your good judgment, and it cannot cover every conceivable situation. You should be alert to signs that you or your colleagues are in an integrity gray area and ask yourself three simple questions if you have any doubts about what you should do.
01 >>
02 >>
03 >>
How would this decision look to others within GE and externally?
Am I willing to be held accountable for this decision?
Is this consistent with GE’s Code of Conduct?
Remember: Act if you see an issue. Ask if you’re not sure.

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